Exhibit 10.27

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Pledge Agreement”) is entered into as of _____________ __, 20__, by and between _________________, an individual (“Pledgor”), and Axonics Modulation Technologies, Inc., a Delaware corporation (the “Secured Party”).

RECITALS

A. Concurrently with the execution and delivery of this Pledge Agreement, Pledgor has executed and delivered a Secured Full Recourse Promissory Note of even date herewith in the principal amount of ____________________ ($_________) (the “Note”) in connection with Pledgor’s purchase of __________________________ (___________) shares of Common Stock (the “Shares”) of the Secured Party pursuant to a Restricted Stock Purchase Agreement of even date herewith (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

B. The Secured Party and Pledgor desire to secure performance of Pledgor’s obligations and indebtedness under the Note.

AGREEMENT

1. Grant of Security Interest. Pledgor confirms, pledges and grants to the Secured Party a security interest in all of his or her right, title, and interest in the property described in Section 2 below (collectively and severally, the “Collateral”), to secure performance of the Obligations (as defined below).

2. Collateral. The Collateral consists of the following:

(a) The Shares, together with all new, substituted and additional securities issued at any time during the term hereof with respect to the Shares (collectively and severally, the “Pledged Shares”);

(b) All now existing and hereafter arising rights of the holder of Pledged Shares with respect thereto all distributions, dividends or monies of any kind or nature payable with respect to the Pledged Shares; and

(c) All Proceeds of the foregoing Collateral.

For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when the Collateral is sold, collected, exchanged or otherwise disposed of (including, without limitation, by way of distribution upon dissolution or merger of the Secured Party), whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

3. Obligations. The obligations (“Obligations”) secured by this Pledge Agreement shall consist of any and all obligations and indebtedness of Pledgor under the Note and under this Pledge Agreement.

4. Administration of the Pledged Shares. The following provisions shall govern the administration of the Pledged Shares:

(a) Concurrently with the execution of this Pledge Agreement, Pledgor shall deliver the certificates representing the Pledged Shares, together with one or more duly executed stock assignments separate from certificate, and such items shall be held during the term of this Pledge Agreement by the Secured Party.

(b) Until there shall have occurred a default under the Note, Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Pledge Agreement, or any document or instrument delivered or to be delivered pursuant to or in connection herewith. If there shall have occurred and be continuing a default under the Note and the Secured Party shall have notified Pledgor that the Secured Party desires to exercise its proxy rights with respect to all or a portion of the Pledged Shares, Pledgor grants to the Secured Party an irrevocable proxy for the Pledged Shares pursuant to which proxy the Secured Party shall be entitled to vote or consent, in its discretion, and in such event Pledgor agrees to deliver to the Secured Party such further evidence of the grant of such proxy as Secured Party may request.

(c) In the event that at any time or from time to time after the date hereof, Pledgor, as record and beneficial owner of the Pledged Shares, shall receive or shall become entitled to receive, any dividends or any other distribution whether in securities or property by way of stock-split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and Pledgor, as record and beneficial owner of the Pledged Shares, shall thereby be entitled to receive securities or property in respect to such Pledged Shares, then and in each such case, Pledgor shall deliver to the Secured Party and the Secured Party shall be entitled to receive and retain such securities or property as security for the payment and performance of the Obligations.

5. Default and Remedies. In the event Pledgor defaults in the performance of any of the terms of the Note or the Purchase Agreement, the Secured Party shall have all of the remedies of a secured party under any applicable statute, case, ruling, regulation or law; subject, however, to all permits, orders, consents, rules and regulations under applicable securities law.

6. Release of Collateral. So long as Pledgor is not in breach of any material term or provision of this Pledge Agreement or the Note, the Collateral shall be released to Pledgor upon payment of the Note.

7. Binding Upon Successors. All rights of the Secured Party under this Pledge Agreement shall inure to the benefit of the Secured Party and its successors and assigns, and all obligations of Pledgor shall bind his or her successors and assigns.

8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth opposite below or at such other address(es) as Pledgor or the Secured Party may designate by ten (10) days advance written notice to the other party hereto.

If to Pledgor:

If to Secured Party:	Axonics Modulation Technologies
16411 Scientific Way, Suite 200
Irvine, CA 92618-4358
Attention: General Counsel

9. Severability. If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

10. Choice of Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of California without regard for conflicts of laws or choice of laws principles.

11. Amendments. This Pledge Agreement may not be amended or modified except by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the undersigned has duly executed this Stock Pledge Agreement as of the day and year first above written.

PLEDGOR	SECURED PARTY

[Name]	Axonics Modulation Technologies, Inc.

By:
Signature	Name:

Title:

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